Exhibit 99.2

THOMSON REUTERS FINAL TRANSCRIPT Q4 2018 VOXX International Corp Earnings Call EVENT DATE/TIME: MAY 15, 2018 / 2:00PM GMT

CORPORATE PARTICIPANTS
Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Glenn Wiener -
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director

CONFERENCE CALL PARTICIPANTS
Bruce Olephant -
Eric Landry -
James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Michael Hughes -
Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
Unidentified Participant -

PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the VOXX International Fiscal 2018 Conference Call. (Operator Instructions) As a reminder, this conference is being recorded.

I would now like to turn introduce your host for today's conference, Glenn Wiener. You may begin.

Glenn Wiener -
Thank you, Gigi. Good morning, and welcome to VOXX International's Fiscal 2018 Fourth Quarter and Year-End Results Conference Call. Our call today is being webcast live on our website, www.voxxintl.com. We also have a replay available for those who aren't able to make today's call.

Speaking for management this morning will be Pat Lavelle, President and Chief Executive Officer; and Michael Stoehr, Senior Vice President and our Chief Financial Officer. Following their remarks, we'll have a Q&A session for those investors wishing to ask any questions, and by all means, please feel free to do so.

John Shalam, Chairman of the Board, is also with us today and will be available during the Q&A portion of the call.

Before we begin, I'd like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements. And risk factors associated with our business are detailed in our Form 10-K for the period ended February 28, 2018.

At this time, I would like to turn the call over to our President and CEO, Pat Lavelle. Pat, please take it away.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Thank you, Glenn, and good morning. What I'd like to focus on today is our strategy to improve both our business performance and our valuation. Mike will cover our year-end results and then I'll close with a few updates on programs within our business segments.

Many of you know from our conversations throughout the year, we spent most of the fiscal 2018 addressing long-term projects that we believe will unlock value in our company. The sale of Hirschmann was the first step. With that transaction, we paid down our credit facility in full, took further steps to reduce fixed expenses and ended the fiscal year with the cash and cash equivalents of close to $52 million, nearly a $51 million improvement year-over-year and a $14 million improvement versus last quarter. Our total debt as of year-end was just under $19 million from primarily mortgages on our facilities, an improvement of over $91 million. And we have access to additional capital through our untapped credit facilities.

We have been continuing to evaluate the best ways of leveraging our strong balance sheet to put our company back on a growth trajectory while adding sustainable EBITDA and cash flow, which is essential both to our future and in building shareholder value. Our results over the past few years have been inconsistent. Some of that is on us, and some has been due to factors outside of our control. We've seen disruptive technology impact to our business, and both geopolitical issues and economic factors have definitely played a role. Additionally, when one business segment has been strong, often another has suffered weakness. For example, OEM safety recalls or timing issues associated with large-scale OEM launches, which often affect quarterly results.

We have had some dramatic swings in our performance from a net loss attributable to VOXX of $2.7 million in 2016 to earnings of $4.4 million in 2017. And this year, in fiscal 2018, net income attributable to VOXX was $35.3 million due to the sale of Hirschmann. Our goal is to get our business profitable on an operating basis. I know there are some shareholders that believe a stock buyback is the best route to improving shareholder value, but we believe the best path forward is a threefold approach: one is to potentially monetize additional assets within our portfolio; two, make an acquisition or enter into a partnership to complement and strengthen our existing subsidiaries or assets, enabling us to leverage our infrastructure; and then to realign our business to drive synergies and further savings to make our operations more scalable, profitable and cash flow positive. To accomplish these goals, we have decided, at this time, to preserve our capital so that we're in a position to move on the right acquisition as well as be in a position to weather any potential downturn in the economy. Our financial strength allows us to be prudent in our evaluations. However, this does not preclude us from buying back our stock. We currently have approximately a 1.4 million share authorization in place. That said, we know our shares are significantly undervalued, especially when looking at the value of our assets. And yes, we do believe that a stock buyback might temporarily improve shareholder value, but at this time, we also believe that in the long run, shareholder value would be better served by a company on a solid growth track.

Looking ahead, I do believe we are positioned for modest growth as the R&D investments we've made in our Automotive segment have resulted in new programs, contributing to revenue for multiple year periods. Our Consumer Accessories segment now has higher volume programs in the health care market that could favorably impact future top line and gross margin dollars. We expect Premium Audio to decline modestly on the top line as we have made strategic decisions to cut back certain programs in relationships to protect margins. Based on this, we anticipate a much stronger bottom line performance by the Premium Audio group in fiscal 2019.

Of course, as we've seen in prior years, something can happen to impact our plans and so we continue to focus on the things that we can control: expenses, more efficient allocation of resources and cash generation. We have been continuing to take down our fixed costs and as indicated on our last call, we expect our overhead to be reduced by approximately $10 million year-over-year with stronger consolidated margins.

Mike is going to cover our results now, and then I'll come back with remarks on some of the bigger programs in the works, new products coming to market and what we see for our business in 2019. Mike?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Thanks, Pat. Good morning, everyone. Our fourth quarter and year-end results are detailed in our press release and our Form 10-K. Rather than review everything, I'll summarize our results of operations and highlight some of the key drivers and comparisons.

Fiscal 2018 revenue declined by 1.4%. Within our segments, Premium Audio increased by 3.4%, and Consumer Accessories increased by 1.4%. Many of our newer Premium Audio product lines helped drive category growth in fiscal 2018, particularly our HD wireless speakers, wireless soundbars and new heritage products from Klipsch.

Consumer Accessories sales were boosted by new programs from our Striiv wearables and new Project Nursery product sales. Wireless speakers also continued to sell very well, and our international business continued to be favorably impacted by the digital conversion in Europe for set-top boxes. As in prior years, some of our older legacy product lines declined due to lower volumes and, in many cases, good volume but lower price points. Where we experienced declines were in our Automotive segment, which was initially anticipated to grow year-over-year. The #1 reason is the timing of the new OEM programs, which I've spoken about in the past.

Our EVO Rear Seat Infotainment System was initially slated to begin in Q1, which didn't begin until late in Q3. I'm happy to report that the programs have started with more coming online.

Gross margins were down 190 basis points year-over-year, and as we previously stated, we cleared out inventory of older soundbars in the Premium Audio segment during the past -- first half of the year. Margins in the Automotive group declined as a result of product mix.

And we also had higher fulfillment sales in our Consumer Accessories segment. As Pat just mentioned, we are taking steps to reverse this trend in the coming fiscal year.

Expenses were lower in fiscal 2018. In the second half for the year, we took actions to lower expenses at EyeLock. Investment dollars were reallocated to support commercialization of their solutions and specifically to sort -- support programs the company is now working on, which Pat will cover in a few moments.

We reduced our consolidated G&A expenses, which is not fully apparent in fiscal 2018 as onetime severance payments were paid. These declines were offset by incremental marketing expenses, primarily to support new product lines and promotions. As a result of our actions, you should see further improvements on the expense line in fiscal 2019.

Total other expenses of $5 million in fiscal 2018 was a $4.3 million increase year-over-year. The biggest change was in other net. Fiscal 2018 includes net losses on foreign currency of $8.8 million compared to a net loss of $500,000 in fiscal 2017. Included in the fiscal 2018 foreign currency losses were losses on forward contracts totaling $6.6 million in conjunction with the Hirschmann sale. Additionally, interest and bank charges were decreased by $1.1 million due to lower average outstanding balances on our credit facility, which was paid in full following our sale of Hirschmann on August 31.

Equity in income of equity investees from our 50% noncontrolling interest in ASA increased by approximately $400,000 year-over-year. And in fiscal 2018, we realized a $1.4 million gain on our investment in RxNetworks, which was sold in July 2017.

As we have stated, the new tax law impacts all U.S. corporate tax payers inclusive of VOXX. For VOXX, the new tax act has had a favorable result on our fiscal 2018 financial statements, including a tax benefit of $17.4 million from continuing operations. For the fourth quarter, we recorded an income tax benefit of $12.9 million. The tax benefit was the result of several components, including the impact of the lower federal tax rate on our deferred taxes, change in valuation reserves, change in uncertain tax positions, just to name a few. There is further information contained in our tax footnote in the 10-K on Page 19.

Another positive impact is that we've been able to retain approximately $42.3 million in NOLs and $5.2 million of various tax credits for the coming fiscal year. We will continue to update our tax provision as further clarification from the IRS becomes available, but we expect our effective tax rate to differ from the current 21% corporate rate.

As a result of the gain on the sale of Hirschmann, we reported net income attributable to VOXX of $35.3 million compared to $4.4 million in the prior year. EBITDA was $41.1 million compared to $30.1 million. And adjusted EBITDA was $10.7 million compared to $30.9 million when taking into account: one, the impact of the gain on the sale of discontinued operations; two, the loss on forward contracts associated with that sale; and three, the gain on our sale of RxNetworks.

Pat provided a summary of our cash and debt positions, so I won't rehash these figures. All remaining debt relates to mortgages held by the company domestically and abroad along with our euro asset-based lending obligations to support our German operations. You will find all this information in the 10-K Footnote 7.

This concludes my remarks, and I'll now turn the call back over to Pat. Pat?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Okay, thanks, Mike. A few closing remarks on our business. Within our Automotive segment, EVO Rear Seat Infotainment programs with GM and Ford are now live with several additional vehicles rolling out over the next year or so. And our programs with Mazda began in Q4. Nissan is still on track to begin in September 2018, and we are in discussions with other OEMs and for other vehicle models. Our eFob product is still in the development stage and 1 year or 2 away from revenue generation. However, we do have good partners and a program in place for the leading electric vehicle manufacturer, with talks underway with others.

Our aftermarket business has new programs that were launched at CES. I discussed all of these on our last call and would be more than happy to answer any questions. We maintain our market-leading position in Rear Seat Infotainment, and remote starts continue to perform well on a seasonal basis. Overall, our Automotive segment should increase modestly year-over-year.

In Premium Audio, HD wireless speakers, wireless soundbars, the Klipsch Heritage products and Jamo systems with upgraded designs and features should be drivers in fiscal 2019. Heritage speakers are making their way into high-end audio distribution channels. New Heritage soundbars were launched this spring, and we continue to expand Heritage headphones, speakers and amplifiers in select lifestyle segments and high-end distribution channels. We have a new ground-up series of Reference and Reference Premiere speakers and subwoofers debuting in the fiscal second quarter, and this fall, Klipsch will ship its first Google Voice Assistant product.

Our inventory position coming into this year is lower than last year, so Q1, and to a large extent, 2Q, will see margin improvements versus last year. However, as I indicated, we cut back on certain programs, and we expect to see a small decline in sales.

Our commercial business declined in fiscal 2018, and we are anticipating an improvement next year with a new program with Margaritaville, new program with iPic Theaters and an exciting new program to support all new Hard Rock Hotel launches.

Within Consumer Accessories, we'll continue to see some erosion across some of our older product lines, with quarterly fluctuations based on retail promotions. However, new products coming to market should offset erosion and offer strong potential over the coming years. The new RCA security and smart home products are in market now with more launching over the coming months.

We have the new Singsation audio program that has launched, and we'll have new products arriving this summer in time for holiday sales. And we should continue to see growth in our Project Nursery product line.

Our wearable program, one of the country's largest healthcare insurers has begun, and we anticipate increased revenue from the addition of wearables from Samsung and Guard. Overall, the first half of the year in Consumer Accessories will be down, but we anticipate the second half of the year to show growth based on the wearable program, smart home and security programs and Singsation audio.

While our expenses and bottom line have been impacted by R&D investments at EyeLock, they are making advancements, and we are continuing to support further development of their technology and upcoming commercialization rollout. We expect to see increased revenue due to a new program with ViaTouch Media, who will launch their new Vicki, artificial intelligence vending machine with EyeLock embedded technology midyear. Additionally, EyeLock will introduce its new EXT perimeter access system designed to work outdoors and in any environment. A new mobile enrollment device will be bundled with NXT and EXT access systems and showcase at this year's Asia Show starting tomorrow.

Also, EyeLock technology is currently being tested in a number of applications from pharmaceutical storage units with multi-modes of biometric access controls to biometric authentication for tablets as well as security access points at airport checkpoints. Interest is growing. Demand for multiform factor security is intensifying, and after years of investment, we believe the next 2 years we'll see revenue and royalty from EyeLock's impressive patent portfolio and commercialization efforts.

Iris has always been considered the most secure biometric authentication, and our recent progress proves iris can be cost-effective, fast and convenient in any environment where security is paramount.

In closing, we have a strategy in place, and we plan to remain disciplined in our approach and execute it to unlock value. We do anticipate profitability will be more consistent beginning in Q2 and throughout the balance of the year.

This concludes our prepared remarks, and we're now ready to open the call for questions.

QUESTIONS AND ANSWERS

Operator(Operator Instructions)
And our first question is from James Medvedeff from Cowen and Company.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
So let me just ask a couple of questions about the gross margins, which were, interestingly, at the aggregate level, pretty much what I was looking for, but there were puts and takes within the segment. So -- for example -- what drove the -- so Automotive gross margin was above what I was expecting. What was the driver? I know it was down several hundred basis points year-over-year, but I think a little stronger than I was expecting. What's going on there?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Well, we launched some of the new programs later in the year that had some impact. But we had talked about the margins coming down somewhat because of the change in mix without Hirschmann in the mix. We performed a little bit better based on the mix of product that we remain with.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Okay, that's fair. And the outlook there is for improved gross margin out of the cost of development, so it's behind you?

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorYes, we'll see -- now that we have the program started, we'll see some improvements in our margin due to absorption in our factory. So we'll see an improvement there. And we should also see some improvements in some of the R&D spend as we have launched a lot of these new vehicles.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate

Okay. Let me just switch to the revenue line for a minute and I'll only ask a couple of questions and let somebody else join the call. I thought I heard you say Consumer Accessories should be down year-over-year for the first couple of quarters. Is that correct?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
But up for the full year?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
We're expecting -- with the new wearable program, there are, again, launch periods or signup periods that happen at the midyear and happen towards the end of the year. The midyear program does not have all the different wearables in it, but we do expect that by the end of the year, we will be able to launch additional wearables that will impact and give us greater revenue during that signup period.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
So order of magnitude, this was a $40 million business in Q4, and it was a $58 million business in Q3. Order of magnitude, how big can that health care those wearable bands? And you're already selling them. So how big of an impact can the new marketing partner have?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
This program is based on a fulfillment program. What I've said in the -- this is a fulfillment model. What I've said in the past, we'll see top line increase, but the margin will be lower than what we experienced in the Accessories segment. But overall, we should see a good impact to the profit dollars.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Okay. And then let me just ask a quick one on expenses. You continue to control them, and I think -- when you said a $10 million improvement in overhead. Is that -- Do I take that as operating expenses, $10 million lower year-over-year?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes. That's -- I had indicated that on my last call that, that would be our target for this year. And when I look at the new budgets with the changes that we've made throughout the second half of last year and this year, we're seeing a drop of somewhere around $6 million, okay, and then an additional dollars coming from other savings throughout the operation.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
I mean, on that, the additional $4 million sold?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Everything is in place. All severance has been paid, so we're expecting to see that impact this year.

Operator
Our next question is from Eric Landry from BML.

Eric Landry -
So you own 8 buildings now, is that correct?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
6 buildings. Hirschmann had 2. When we exited Hirschmann, 2 buildings went.

Eric Landry - Okay. And is there one in Venezuela still?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes, there are some buildings in Venezuela, yes.

Eric Landry -
So how do many buildings you own outside of Venezuela?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
6.

Eric Landry - Oh, you do own 6 outside of Venezuela?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
We do own 6 outside of Venezuela, yes.

Eric Landry - Any idea what the total square footage is of those 6 buildings?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Let's see. Maybe 300,000 square feet.

Eric Landry -
And that's warehouse and industrial or mostly industrial?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Warehouse, offices, engineering.

Eric Landry -
Okay. So you mentioned your tax rate will not be 21%. Any idea of what kind of a long-term tax rate you're looking at when you do make money?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Mike, you want to add to that?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
This is Mike speaking. Yes, I'll take that, Pat. Right now, it's because, as I mentioned with the NOLs, but per planning purposes, we tend to look at 21% as the Federal rate. We also have 2 European operations, which are profitable, so it will be high taxes over there. So for model purposes, use anywhere between 31% and 33%.

Eric Landry -
31% and 33%.

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Right. That will be inclusive of banking credits, foreign and that kind of stuff.

Eric Landry -
Okay. I didn't hear the last comment.

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
I said during next year, it'll probably little bit lessen as we get -- we try to get an idea of what the IRS wants us to do.

Eric Landry -

Okay. So your health band, I think it's Striiv. Is that -- how is that differentiated from, say, fitbit, from one of those other bands, if any?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
It has a certain software that we worked with Qualcomm on to have that embedded into the band so that it could provide the information that the insurer is looking for. It may not differ that much from fitbit, but it differs from a lot of other wearables.

Eric Landry -
Okay. On your EVO Infotainment product, when you introduced this to the OEMs, were you in competition with some other vendors for this product with other people introducing sort of the same thing?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
There are other suppliers, but there are no other suppliers that introduce a system with all the features, the streaming features and everything that are in the EVO product. So from a competition standpoint, there was no one that was offering what EVO is. They were offering maybe just a DVD player.

Eric Landry -
Okay. For those of us who are new -- kind of new to the story, would you mind sort of mentioning what it is that might make a dealer or a buyer want to spend the $2,000 for this infotainment system?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Well, when you look at -- the functionality, as I said, this is not just a DVD player, okay? You can stream from your phone. You can stream from the hotspot in your car. You can go back and forth from one screen to the other. In future iterations, you'll see live TV in the vehicle. So what the consumer wants is content and not just content that may sit on a DVD, and EVO brings all the content that you may have at home. It can bring that into the car. And that -- from an entertainment standpoint, that is what drives this business.

Eric Landry -
Okay. Lastly, with regard to EyeLock. I see that G&A was largely unchanged year-over-year, and engineering and tech support actually went down a little bit. Are those trends that are going to persist in the future? Or are we looking at more G&A and more engineering technical support in fiscal 2019 for EyeLock?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Depending on some of the new wins, but a lot of our R&D is set for this year based on projects that we're working on. And as I've indicated, we're looking at bringing down our total spend for operating the company by approximately $10 million.

Eric Landry -
And some of that it would be in EyeLock?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Oh, yes. Oh, yes.

OperatorOur next question is from Thomas Kahn from Kahn Brothers.

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
I have 3 questions for Mike Stoehr, please. Mike, the first question is, in the fourth quarter, as I look through these numbers, recurring operating earnings or loss from continuing operations. Am I right that, that was a negative 5?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
5 what, million?

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
Yes, recurring operating earnings from continuing operations.

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Yes, $4.5 million.

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
Okay, so I put a check next to that. Second question, for the full year...

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & DirectorT
hat was prior to the allocation of expenses back to EyeLock for the point that we don't own. So we were at $3 million, about $2.6 million.

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
Okay. Number two, for the years ended February '16, '17 and '18. With recurring operating earnings or loss from continuing operations, I show for '16 a negative $17.1 million, and for '17 a negative $8.2 million, and for '18 a negative $19 million. Am I reading these numbers correctly, please?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Tom, I'm looking at the press release. Where are you getting that from?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Those are operating losses.

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Operating losses. Sorry, I was looking at net loss. That's correct.

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
Okay. Operating from continuing, those numbers are correct?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Yes.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes.

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
Okay. So negative $17 million, $8.2 million and $19 million, all negative. The third and last question I have is the gross profit margin. I see in Automotive, Premium Audio and Accessories the gross profit margin this year in all 3 of these businesses declined. Am I reading this correctly, please?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes.

OperatorOur next question is from [Stephen Dennis], a private investor.

Unidentified Participant - I'm a very long-term investor in VOXX like at least 20 years. I got a question. I live down in Florida. I'm retired. What do I have to look forward to? The stock price is the same it's been 20 years ago. What do I have to look forward to?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Well, over the 20 years, we've seen the stock rise up to $18, almost $19, and then drop back. I think what -- the thing that we're looking at here, the company is in a transition. As we search out and move into new technologies that are going to take us into the future, those technologies require investment. And just answering Tom Kahn's comments, all of those losses were driven by: one, investment that we're making, and that is the investment in iris biometric. We believe that everyone will be authenticated by their biometric in the future. And iris biometric is the most secure way of identifying someone that is fast and easy to use. The only thing more secure is a DNA test. So we believe that we will continue to see adoption of iris, adoption of iris over facial, adoption of multimodal biometric authentication. We have a number of patents in and around that area through EyeLock. And EyeLock has demonstrated they have the fastest and the greatest standoff distance of any iris authentication system on the market. So that's a bet we're making, that this new technology will be ubiquitous in everything that we do and that will have a great impact to the company in the future. The other investments that we've made, our investments into the OEM space. The OEM business is one that gives us real volume and stability. As you know, you've been an investor for 20 years, that the aftermarket in many ways starts a new business, but after some period of time, the business in the aftermarket declines because the car manufacturer makes it part of their system, either a standard or a standard option. The growth for us is in continuing to improve our OEM business with our infotainment systems, our eFob, which is phone as a key, which is another thing that you will see car manufacturers adopt in the future. We are leading in that technology. And then finally, when you look at our Premium Audio space, our Premium Audio space, we're #1 at Klipsch. We have many new programs that I just referred to, one with Margaritaville, one with Hard Rock Hotels, and we continue to grow at retail. In the premium space, Klipsch is the #1 premium audio brand. And then when we look at the rest of the accessory business, our wearable program could have tremendous impact on us. Based on that program being adopted because of the number of insurers that are out there, this program does not have to be adopted across the board. A good percentage would yield significant new business. And then there's other programs that the teams are working on that will offset programs that are at end of life, programs that are sunsetting, and as we introduce new programs that will take us into the future. So if you're looking at this company, we're well financed. We have a secure balance sheet. We are in new businesses that will take us into the future. And that's, in my estimation, the reason why you should -- you will see an improvement in this company and in your valuation over the years.

Unidentified Participant -
Well. Thank you for that. I'll -- you just woke me up. I've been kind of asleep for 20 years. But I am not sure I have -- I don't know if I can afford to buy anymore because I don't have another 20 years. But anyway, okay, well, it sounds good, and I'll see if I want to do anything more.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Good luck and thanks for your support.

Operator
Our next question is a follow-up from James Medvedeff from Cowen and Company.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
I had intended to ask to about this earlier. So the debt was largely reduced at the end with the Hirschmann sale at the end of August, correct?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
So I'm curious as to why the interest expense in Q4 was essentially the same as it was in Q3? Interest expense of $1.15 million, actually a little larger than it was in Q3.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes. Part of the interest expense that we've had in the second half of the year is we still have a factoring program in Germany. And part of those expenses are due to our German activity that we have with our Heco, Magnat and Mac Audio brands and Schwaiger and all that. So that would be, I think, one of the biggest impacts to our interest.

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
That's correct. Inside of our interest expense line that you see, there is also the debt discount from the amortization of the bank lines that go on, the mortgage payments that are being made on the properties in Florida. And also, we did have an increase in the lines in VOXX Germany, on the -- on asset base lines. And the company also has a program with Wells Fargo and Citibank for Best Buy and Walmart, in which we do sell the receivables to them at a discount. We had some good volume with them in our fourth quarter.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
I am just a little bit, I mean, you paid off $90 million of debt in the year, $91 million. And the interest expense only fell by -- I mean, you went from well over $100 million of debt at the end of fiscal '17 to virtually -- $19 million of mortgage debt at the end of '18, and the interest expense only went down a little bit.

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
And that would be down in the fourth quarter.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Okay. So more importantly, how do I think about it going forward? Does this stay...

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Just so you know that the fourth quarter, the interest dropped about $1 million, so we had that stuff out. We had the facilities outstanding right to the 30th of November. So what you're going to see is now you'll see, if you take that $90 million that we paid off, assume that the average rate was about 3%, I think that's what we were paying last year if I remember. Rates hadn't risen yet. So you're looking at about 2.7% in interest reduction, all right? And we just renewed our bank -- we did some changes on the bank lines and dropped the unused fee so that should drop off a little bit.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
So going forward, this interest expense line will be smaller is what I'm hearing?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
That's correct.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Like half?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
No. I would say we'd take out the interest, take out about to between $2.7 million to $3 million.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
For the full year?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
For the full year.

Operator
Our next question from Mike Hughes from SGF Capital.

Michael Hughes -
First thing, you referenced severance. Could you give us a ballpark number for the year and then maybe for the fourth quarter, so we can kind back that out?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director

We had about $2.3 million, $2.4 million in severance for the year. And the fourth quarter was approximately, I want to say, close to $900,000.

Michael Hughes - Okay. What should that look like for the coming year?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Right now, that should not repeat.

Michael Hughes -
Okay, good, good. And then EyeLock. I think last year, it generated about $335,000 in revenue. It sounds like that number is going to ramp over the next 12 to 24 months. Can you give us some rough idea of what that should look like a few quarters out?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
The business for this year that we've -- obviously, the EXT should be out later in the year, maybe October, November time frame. So we won't see any revenue on that until then. The ViaTouch Media program, first units are launching later this month, sometime possibly first week of June. And then it's going to -- we're going to see how fast that system ramps. They have some pretty strong numbers and that would be impactful to us. I can't give you any more than that.

Michael Hughes -
Okay. And then kind of stepping back. If the technology is a superior, as you're indicating and I have no doubt what you're saying is true. Why do you think there hasn't been better market receptivity to it?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Well, this market reception to iris has been -- the iris has been adopted. I think part of EyeLock's program over the years is that they focused on perimeter access and those types of devices. And only over the last 2 years were we able to focus on embedded solutions in other people's products and embedded solutions into smartphones. And that's where you see other types of biometrics being used at this particular point. We've seen Apple introduce facial. But we are seeing that multimodal authentication is what is being asked for now. And I think iris is going to be part of that multimodal biometric. We have been able to demonstrate most recently, again, a much improved standoff distance, okay, and a quicker authentication, which will rival facial. And when you get into a high-end security situation where you're looking for maximum security, iris is going to be a winner. A double iris live eye scan has got one in 2.5 trillion false positives. That's the most secure system out there.

Michael Hughes -
Okay. And then just on the Consumer Accessories business. EyeLock has consolidated within that entity, correct?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes.

Michael Hughes -
Okay. So if I back up the EyeLock's losses from that division, the loss was close to $8 million, which is significantly worse than the prior year. I am just -- I know this came up on the last call from one of your large shareholders. And I think his term was its kind of a me-too business. So it does seem to be the case. What are your plans for this business? Do you consider it a strategic asset? Or would you consider divesting of it?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Look, as I've indicated, all of our businesses we look at on a regular basis as to whether or not we want to grow them or we want to divest, take the money and move it into other areas. The accessory business is a group of different companies. It's not just the reception business, and it's not just the remote business or Bluetooth speaker business. EyeLock is a big component of it. But we also have other programs that didn't generate any real revenue but had start-up cost like our wearable program. That's an investment that we're making in this space. So those losses come from other programs other than EyeLock where we're trying to grow new businesses. And I think that what we'll see this year is as EyeLock improves and as those other businesses take hold, you'll see an improvement there.

Michael Hughes -
Okay. And when you say start-up losses from, for example, the wearables, are you talking R&D? Could you just be more specific where are you generating the start-up losses from related to that program?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Some R&D in the beginning of the program, but we also had to get se tup to be HIPAA compliant, high trust because it's an insurance company we're working with. So we had to bring our warehouses and our shipping facilities up to speed, and those investments were made last year.

Michael Hughes -
And you're using -- I assume you're using an outside contract manufacturing partner for that?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Oh, yes.

Operator
Our next question is from David Williamson, a private investor.

Unidentified Participant -
The Last conference call, it was mentioned that EVO was to be about half of the auto division sales. So the current auto division sales are now at about, we'll call it, $150 million a year. Then EVO would add $150 million, so then EVO's $150 million would be $150 million on $300 million, which would be 1/2. Is that -- how you...

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
No, no, no. If the business is $150 million and it represents about half, it's about $75 million. And that is our mobile video category.

Unidentified Participant -
Okay. Real quickly, the net cash, when I take the $52 million of cash and I take the $22 million of equity investment from the balance sheet, subtract the $19 million of debt, I get about $55 million of net cash and securities, which is about $2.25 net cash per share. When I add that to the passive income of ASA, that's $7 million a year. So that would be at a 10 PE about $70 million value or -- which is about $2.80 per share. And if I add that $2.80 per share to the $2.25 net cash per share, I get about $5 a share. And so if that is basically the case, that means that Klipsch's $150 million sales, the auto division's $150 million of sales and the EVO's sales ramp and the EyeLock's sales ramp are all for free at the stock price of around $5. Please discuss that.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Well, the thing is there's no question that when we look at the share price that the shares are undervalued. And then -- even if we look at the value of each independent asset, we push the share price way up, above where it is right now. So what we're looking at obviously is what we do with the cash that we have. Obviously, there are investments that we need to make to continue to grow the business. And that's one of the reasons why we have not ruled out a stock buyback to strengthen the shares, remove some of the shares on the market, and we would see an immediate [pop]. But the main thing that we're looking at is the long-term value of the company. And I think as we improve our operating profit and improve the overall EBITDA of the company, you're going to see an improvement in the share price.

Unidentified Participant -
Super, super. Real quickly on Klipsch. The goal after acquiring it in 2011 was for about 15% EBITDA margins. Is that still that area of margin the goal roughly?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes, I would think that as far as the goal, yes. Their sales are going to be somewhat lower because in order for them to maintain and protect margins for themselves and their customers, we have to control where the product goes and what type of distribution. So that's one of the reasons we canceled some programs that were not as profitable as we wanted it to be. So what we're looking at is an improvement on the bottom line at Klipsch, which we think will be much better next year when we look at the margin structure on sales that are somewhat off where they were.

Unidentified Participant -
Okay. Lastly, was the EyeLock iris scanner on the Samsung S9 phone and the company had just not recognized that revenue yet because of the way Samsung doesn't release which suppliers they use until months after it's actually gone on a phone?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
We are not on the -- that is not our technology, the Samsung phone. That is their own.

Unidentified Participant -
It is their own. Okay.

Operator
Our next question is from Bruce Olephant from Oppenheimer.

Bruce Olephant - We have 2 weeks remaining in the first quarter, and I'm sure you have some idea of how the first quarter is looking. I'm just wondering if you can give us some kind of color?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
In my remarks, I had indicated that we would expect that the second, third and fourth quarter, you will see some of the improvements. Our first quarter is generally not terribly strong, so we would see that, but some of the new products that we have, again, there's an enrollment period in the second quarter, there's an enrollment period in the third quarter. So we expect to see some improvement there in our accessory business. And as the summer heats up, we'll start to see improvement in some of the accessories sales and in the Premium Audio space.

Bruce Olephant -
The only thing I want to say is that we all agree -- I'm a long-term shareholder too. We all agree that the stock is very undervalued. We have the same motivation for the stock to go up. And I just feel being in all these conference calls over these years is that the company should show us -- we are a publicly-traded company, and the company should do something to show shareholders that they care about shareholder value. And with $51.7 million in cash and how you've strengthened your balance sheet, I'm sure you can use some of those proceeds to buy back stock. Because I just feel that if through all these years and hearing all these conference call, I'm just not motivated at all. There's no motivation at all for me to continue to be in the stock or even consider buying more because sometimes an equity is cheap and it remains cheap because management just doesn't take any action.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Well, as I indicated, we are not ruling out a -- we have an authorization for 1.4 million shares. And as I indicated, if the plans start to materialize, as we see and as we're projecting in the year, we may make a move and buy back the stock.

Bruce Olephant -
And the other question I want to ask you is that, is there any plan to increase a program for Investor Relations because I noticed that the stock has very little coverage on Wall Street.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes, that is something that we will address this year.

Operator
Ladies and gentlemen, thank you for your participation in today's conference. This concludes the program. You may now disconnect.